UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 2.02	Results of Operations and Financial Condition.

On May 3, 2007, Nu Skin Enterprises, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2007, and certain other information. A copy of the Company’s press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

In the press release furnished herewith in Exhibit 99.1, the Company provides an earnings per share measure for the first quarter of 2007 that excludes certain non-recurring restructuring and impairment charges recorded in the first quarter of 2006 related to the implementation of a business transformation initiative during the first quarter of 2006. This measure adjusts GAAP earnings per share to remove the impact of these charges that are unusual in nature and unlikely to impact results of operations going forward. Management believes these non-GAAP financial measures assist management and investors in evaluating, and comparing from period to period, results from ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations. A reconciliation of the earnings per share measure, excluding the non-recurring charges, to earnings per share, on a GAAP basis, is provided in the press release furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit.

99.1	Nu Skin Enterprises’ press release dated May 3, 2007, regarding financial results for the first quarter ended March 31, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    May 3, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Nu Skin Enterprises’ press release dated May 3, 2007, regarding financial results for the first quarter ended March 31, 2007.